UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer incorporation or Identification Number)

1000 MARINA BOULEVARD, SUITE 200, BRISBANE, CALIFORNIA 94005
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (650) 624-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2007, the Board of Directors of VaxGen, Inc. (the “Company”), to provide incentives for future performance and retention of current key executive employees, approved, upon the recommendation of its Compensation Committee, certain actions relating to awards of executive bonuses in recognition of current and prior periods, stock option awards in recognition of current and prior periods, a stock option exchange program, and a retention program for current executives of the Company, as follows:

Executive bonuses

Executive bonuses are provided for under the terms of each executive’s employment contract. Such contracts each provide for a bonus potential of up to 30% of the executive’s base salary, based on the achievement of both personal and Company objectives, at the Board’s discretion. The Compensation Committee, following consultation with the executive employees, approved in principle bonuses for 2005 personal and corporate performance in 2006, but elected not to award bonuses until such time as the Company had secured sufficient financing via the completion of the sale of its Celltrion holdings.

On February 7, 2007, executive bonuses relating to 2005 Company and personal performance were awarded to current executives in recognition of past performance and to provide incentives for future performance and retention. These bonuses, which represent a range of 20 to 25% of the executive’s 2005 base salary, are payable to certain current executives in the amounts shown below:

James Panek	$55,000
Marc Gurwith	55,000
Piers Whitehead	55,000
Lance Ignon	50,000

Executive bonuses relating to 2006 were evaluated and approved to provide incentives for future performance and retention of current executives. Such bonuses were calculated based on individual performance against goals, as it was determined that overall Company performance against goals did not warrant any bonus amount for Company performance. As such, these bonuses are generally about half of each current executive’s potential eligibility, as follows:

James Panek	$45,750
Matthew Pfeffer	41,250
Marc Gurwith	42,237
Piers Whitehead	40,324
Lance Ignon	36,750

Stock Options

Under the terms of each current executive’s employment agreement, each executive is eligible for an annual merit stock option grant, at the discretion of the Board. However, these grants were suspended following the Company’s de-listing from Nasdaq, until such time as appropriate non-officer cash and equity incentive compensation could first be implemented. As a result, no continuing executive has received an annual merit option grant since 2003. To provide incentives for future performance and retention of current executives, merit stock option awards are being made now, with effective vesting from March 1, the approximate date they otherwise might have been issued, for each year listed, exercisable for the following numbers of shares:

	2004	2005	2006

James Panek	60,000	60,000	60,000
Marc Gurwith	45,000	45,000	45,000
Piers Whitehead	45,000	45,000	45,000
Lance Ignon	30,000	30,000	40,000

Annual stock option merit awards for 2007 for current key executives are being awarded consistent with the awards listed above, with the exception of those for James Panek and Matthew Pfeffer, which are being awarded in somewhat higher amounts. These larger grants are being made, in the case of James Panek, in recognition of his new role as President and CEO, and to Matthew Pfeffer in recognition of the increased responsibilities assumed with the departure of certain other executives. The stock option awards for 2007 are exercisable for the following number of shares:

James Panek	120,000
Matthew Pfeffer	90,000
Marc Gurwith	45,000
Piers Whitehead	45,000
Lance Ignon	40,000

All of the options above were granted effective February 12, 2007 with an exercise price of $2.23, the closing market price of one share of the Company’s common stock on that date. Each will vest monthly on a pro-rata basis over a 48-month period in accordance with the Company’s normal option vesting policy. Options granted for the years 2004, 2005 and 2006 will be treated for vesting purposes as though they were granted on March 1 of the corresponding year. Options granted for 2007 will begin vesting as of the date granted.

Stock Option Exchange Program

The Board noted that all of the Company’s outstanding stock options were granted at exercise prices significantly higher than current trading levels. The Board further determined that the retention of the current five executive officers was essential. While there is no legal mechanism currently available to enact a broad exchange of stock options held by non-officers, in order to reduce perceived overhang and to allow the stock options held by current officers to act as incentives for retention of such executives and thereby align the interests of VaxGen’s executives and stockholders, the Board implemented an option exchange program for current executive officers. This program allows current executive officers, at their election, to exchange all of their existing stock options for new options, at a ratio of one (1) new option share for each four (4) exchanged option shares, with vesting re-starting as of the date of the exchange. All eligible executive officers elected to participate in the program, and the effect on the number of shares subject to outstanding options is as follows:

	Old options	New options	Reduction

James Panek	160,000	40,000	(120,000)
Matthew Pfeffer	120,000	30,000	(90,000)
Marc Gurwith	170,000	42,500	(127,500)
Piers Whitehead	145,000	36,250	(108,750)
Lance Ignon	119,700	29,925	(89,775)

The new options listed above were granted on February 12, 2007 with an exercise price of $2.23 per share, the closing market price of one share of the Company’s common stock on that date.

Executive Retention Program

The Company previously announced that it has engaged an investment banker to explore strategic alternatives. The Board determined that it was imperative to retain the Company’s current executives to negotiate and execute any potential transaction that was in the best interests of stockholders. Accordingly, the Board, at the recommendation of its Compensation Committee, adopted an executive retention program in addition to the other measures described previously. The retention program consists of a special stock option award and conditional cash payments.

Special retention stock option awards were granted for the following number of shares:

James Panek	200,000
Matthew Pfeffer	200,000
Marc Gurwith	100,000
Piers Whitehead	100,000
Lance Ignon	100,000

All of the options awarded as part of this retention program were granted and priced as of the close of market on February 12, 2007. The retention stock options vest monthly over four years, in accordance with the Company’s normal vesting schedule. The retention stock options granted, when combined with all other stock options granted to all current officers as a group, represents 5.1 % of outstanding shares on a diluted basis.

The cash retention bonus payments under the retention program will be made in two parts, each dependent upon the executive remaining a regular full-time employee of the Company in good standing at the time the condition is met. In addition, the second of the two retention bonus payments would be made only to the extent its amount exceeds the intrinsic value of the then exercisable special retention stock options awarded under this program.

The first retention bonus payment would be made to each executive listed below conditioned upon their continued full-time employment in good standing through June 30, 2007, as follows:

James Panek	$78,000
Matthew Pfeffer	60,000
Marc Gurwith	58,000
Piers Whitehead	56,000
Lance Ignon	51,000

Additionally, a second cash bonus payment of the same amount will be made, conditioned upon the executive remaining a regular full-time employee in good standing through the completion of a strategic transaction, as determined in good faith at the discretion of the Board. The second payment would also only be paid to the extent it exceeds the intrinsic value of the then exercisable special retention stock options previously awarded (i.e. no “double dipping”) on the date payable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: February 13, 2007	By:	/s/ Matthew J. Pfeffer

Matthew J. Pfeffer
Senior Vice President, Finance and
Administration and Chief Financial Officer